                                                                    Exhibit 16.1
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                    [PricewaterhouseCoopers LLP letterhead]
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August 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by the Transpro, Inc 401(k) Savings Plan (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4.01 of Form 8-K, as part of the Plan's Form 8-K report dated August 20,
2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP